UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2015

          WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-8399 (Commission File Number)	31-1189815 (IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio (Address of principal executive offices)	43085 (Zip Code)

Registrant’s telephone number, including area code:                                  (614) 438-3210

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On March 24, 2015, Worthington Industries, Inc. (the “Company”) announced that it will close its Florence, South Carolina Engineered Cabs facility effective September 2015, and will transfer the facility’s business to other Engineered Cabs locations.   The Florence facility closure will impact approximately 325 employees.

The Company also announced a workforce reduction at its Pressure Cylinders Oil and Gas Equipment facilities in Garden City, Kansas, Skiatook, Oklahoma and Bremen and Wooster, Ohio which will impact approximately 200 employees.  The process to right-size the Oil and Gas Equipment workforce will begin immediately in some of the facilities.

The Company recorded a non-cash impairment charge of approximately $81.6 million related to goodwill and long-lived assets of the Engineered Cabs business, and approximately $2.3 million in severance related to the workforce reductions in Oil and Gas Equipment.  Further information will be provided in the Company’s third quarter earnings release scheduled for March 25, 2015 after the market closes, followed by an analyst conference call at 10:30 a.m., Eastern Daylight Savings Time, on March 26, 2015.

Safe Harbor Statement

This Current Report on Form 8-K and the News Release issued by the Company on March 24, 2015  and included as Exhibit 99.1, contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “will,” or other words of similar meaning. All statements that reflect the Company’s  expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, anticipated financial results or operating performance, and statements about the Company’s strategies, objectives, goals, targets, outlook, and business and financial prospects. Forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors and are not guarantees of future performance. Important factors that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements include: (a) the inability to complete the closure of the Florence Engineered Cabs facility as planned or within the time period anticipated, whether due to changes in laws, regulations, governmental policies, or other factors; (b) the ability to realize targeted expense reductions through the Florence facility closure and the workforce reductions at the Oil and Gas Equipment facilities; (c) the ability to realize other cost savings and operational efficiencies and improvements on a timely basis; (d) changes in preliminary accounting estimates of the restructuring and impairment charges associated with the  Florence facility closure and the severance related to the workforce reductions at the Oil and Gas Equipment facilities due to the significant judgments and assumptions required; (e) unfavorable changes in the markets served by the Engineered Cabs and Oil and Gas Equipment businesses; (f) the effect of national, regional and worldwide economic conditions generally and within major product markets, including a prolonged or substantial economic downtown; and (g) the other risk factors discussed in the Company’s Form 10-K for the fiscal year ended May 31, 2014, and other reports filed with the Securities and Exchange Commission. The Company Industries disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Item 2.06	Material Impairments.

The information contained in Item 2.05 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) – (c)	Not applicable.

(d)	Exhibits: The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release issued by Worthington Industries, Inc. on March 24, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: March 24, 2015	By: /s/ Dale T. Brinkman
Dale T. Brinkman, Vice President –
Administration, General Counsel and Secretary